Exhibit 99.1

Tuesday, February 16, 2016

HomeTown Bankshares Corporation Reports

Strong Growth and Solid Operating Performance

Q4 2015 Earnings up 6% over 2014

●	Continued Solid Operating Performance
o	Net Income of $1.1 million for fourth quarter 2015, up 6% over $1.0 million in 2014
o	EPS of $0.19 for fourth quarter of 2015 vs. $.18 per share for fourth quarter of 2014 (fully diluted)
o	YTD Earnings of $3.6 million, up 4% from $3.4 million in 2014
o	Fourth quarter revenue of $5.7 million, up $812,000 or 17% over 2014
o	YTD revenue of $20.7 million, up $2.0 million or 11% increase over 2014
o	Noninterest Income for fourth quarter 2014 up 94% over prior year
o	YTD Noninterest Income for 2014 up 58% over prior year 2014

●	Well-Capitalized with Operating Ratios reflecting Q4 Sub-Debt Issue
o	Tier 1 Leverage Ratio for HomeTown Bank improved to 10.8% at December 31, 2015 vs. 10.00% in 2014
o	Return on Assets (ROA) was 0.88% for Q4 and 0.78% for 2015 FYE vs. 0.94% for Q4 and 0.82% for 2014 FYE
o	Return on Equity (ROE) of 9.15% for Q4 and 7.94% for 2015 FYE vs. 9.28% for Q4 and 8.20% for 2014 FYE
o	Efficiency Ratio of 68.93% for Q4 and 70.48% for the 2015 fiscal year vs. 69.10% for Q4 and 69.04% for 2014 FYE

●	Strong Loan and Deposit Growth
o	Total Loans of $367 Million at December 31, 2015
■	Up $36 million or 11% for the 2015 fiscal year over 2014
o	Total Deposits of $400 Million at December 31, 2015
■	Core Deposits Up $45 million or 14% for the 2015 fiscal year over 2014 with Non-Interest Bearing Checking Deposits up 51%

●	Credit Quality Remains Strong
o	YTD net charge-offs of $34,000 were .01% of average total loans for 2015 vs .12% of average total loans for 2014
o	Non-performing assets were 1.18% of total assets at December 31, 2015 vs. 1.92% in 2014
o	Nonaccrual loans remained low at 0.12% of total loans at December 31, 2015 and 0.38% of total loans at December 31, 2014
o	Past due accruing loans remained at historically low levels of 0.39% of total loans at December 31, 2015 and 0.15% at December 31, 2014

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News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, (540) 278-1705

Charles W. Maness, Jr., Executive Vice President & CFO, (540) 278-1702

HomeTown Bankshares Corporation Strong Operating Performance for 2015

Roanoke, VA (February 16, 2016) – HomeTown Bankshares Corporation, the parent company of HomeTown Bank, generated a net profit of $1.1 million or $0.19 per diluted common share for the fourth quarter of 2015, up 6% from the net profit of $1.0 million or $0.18 per diluted common share for the fourth quarter of 2014. Net income for the 2015 fiscal year increased 4% to $3.6 million or $0.64 per diluted common share vs. $3.4 million and $0.62, respectively, for the 2014 fiscal year.

Net Interest income increased 6% for the fourth quarter and 5% for 2015 while non-interest income almost doubled in the fourth quarter and increased 58% for 2015. Non-interest income amounted to $1.1 million in the fourth quarter and $3.0 million for the year vs. $546,000 in the fourth quarter of 2014, and $1.9 million for 2014. The primary growth in non-interest income during 2015 came from a strong resurgence in mortgage lending, a non-recurring gain on the sale of real estate, as well as an overall increase in income associated with strong core deposit growth.

“We are very pleased with another excellent year of loan and core deposit growth in 2015,” stated Susan Still, President and CEO. “The strong increase in loan volume helped to offset some of the margin compression that our Bank and the industry continue to experience,” Still said. “We are also excited about the performance of our new branch in Salem that opened in mid-2014, which contributed to the strong growth and operating performance of the Bank,” she continued.

Balance Sheet

Total loan growth for 2015 was $36 million or 11% and was the major contributor to the $51 million increase in total assets to $479 million at December 31, 2015. Growth in total deposits was also strong with a 10% increase to $400 million at December 31, 2015. This increase was net of a 23% decrease in wholesale deposits of $8.3 million during 2015. Core deposit growth remained particularly strong at 14% during 2015, including a 51% increase in non-interest bearing checking deposits.

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The Tier 1 Leverage ratio of HomeTown Bank improved to 10.8% at December 31, 2015 vs. 10.0% at December 31, 2014. Capital levels at the Bank improved due to earnings and proceeds from a $7.5 million sub-debt issue in December, 2015, which will support continued growth in the future. The Company’s capital ratios remained well above regulatory standards for well-capitalized banks in 2015.

Asset Quality

Loan quality improved further and remained strong during 2015 with nonperforming assets, excluding performing, restructured loans, of 1.18% of total loans at December 31, 2015 vs. 1.92% at December 31, 2014. Net charge-offs remained at historically low levels at 0.01% of average total loans during 2015 vs. 0.12% in net charge-offs during 2014.

Past due and nonaccrual loans also remained at historically low levels. Past due accruing loans were 0.39% of total loans with nonaccrual loans of 0.12% of total loans at December 31, 2015. This compares to 0.15% and 0.38%, respectively, at December 31, 2014. The Company’s Allowance for Loan Losses dropped $34,000 to $3.30 million and .90% of Total Loans at December 31, 2015 vs. $3.33 million and 1.00% of Total Loans at December 31, 2014.

“Maintaining strong loan quality remains a major focus of our Company,” stated Still. “We also reduced our bank owned real estate over 20% during 2015 which remains a key initiative for 2016 as well,” she said.

HomeTown Bank offers a full range of banking services to small and medium-size businesses, real estate investors and developers, private investors, professionals and individuals. The Bank serves the Roanoke and New River Valleys and Smith Mountain Lake through six full-service branches and seven ATM’s. A high level of responsive and professional service coupled with local decision-making is the hallmark of its banking strategy.

* * *

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter and fiscal year ending December 31, 2015)

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HomeTown Bankshares Corporation
Consolidated Condensed Balance Sheets
December 31, 2015; and December 31, 2014

	December 31,	December 31
	2015	2014
In Thousands	(Unaudited)
Assets
Cash and due from banks	$28,745	$13,795
Federal funds sold	1,329	649
Securities available for sale, at fair value	52,544	54,603
Restricted equity securities, at cost	2,535	2,476
Loans held for sale	1,643	242
Total loans	367,358	331,679
Allowance for loan losses	(3,298)	(3,332)
Net loans	364,060	328,347
Property and equipment, net	14,008	14,900
Other real estate owned	5,237	6,986
Other assets	9,284	6,211
Total assets	$479,385	$428,209

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$77,268	$51,226
Interest-bearing	322,278	311,369
Total deposits	399,546	362,595
Federal Home Loan Bank borrowings	22,000	20,000
Subordinated notes	7,194	-
Other borrowings	2,361	422
Other liabilities	1,893	1,967
Total liabilities	432,994	384,984

Stockholders’ Equity:
Preferred stock	12,893	13,293
Common stock	16,801	16,438
Surplus	15,484	15,310
Retained surplus (deficit)	443	(2,271)
Accumulated other comprehensive income	396	455
Total HomeTown Bankshares Corporation stockholders’ equity	46,017	43,225
Noncontrolling interest in consolidated subsidiary	374	-
Total stockholders’ equity	46,391	43,225
Total liabilities and stockholders’ equity	$479,385	$428,209

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HomeTown Bankshares Corporation
Consolidated Condensed Statements of Income
For the Three and Twelve Months Ended December 31, 2015 and 2014

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
In Thousands, Except Share and Per Share Data	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$4,255	$3,916	$16,374	$15,230
Taxable investment securities	189	230	741	1,000
Nontaxable investment securities	102	107	405	400
Other interest income	49	44	181	168
Total interest income	4,595	4,297	17,701	16,798
Interest expense:
Deposits	495	438	1,898	1,746
Other borrowed funds	119	86	413	372
Total interest expense	614	524	2,311	2,118
Net interest income	3,981	3,773	15,390	14,680
Provision for loan losses	-	(202)	-	-
Net interest income after provision for loan losses	3,981	3,975	15,390	14,680
Noninterest income:
Service charges on deposit accounts	161	126	523	452
ATM and interchange income	159	127	575	443
Mortgage banking	164	82	703	231
Gains on sales of investment securities	-	20	52	128
Gain on sale of building and land	348	-	348	-
Other income	228	191	770	632
Total noninterest income	1,060	546	2,971	1,886
Noninterest expense:
Salaries and employee benefits	1,728	1,499	6,529	5,802
Occupancy and equipment expense	432	407	1,757	1,535
Advertising and marketing expense	84	167	691	598
Professional fees	83	149	386	581
(Gains), losses on sales, writedowns of other real estate owned, net	206	(5)	346	(10)
Other real estate owned expense	46	51	151	224
Other expense	908	750	3,295	2,834
Total noninterest expense	3,487	3,018	13,155	11,564
Net income before income taxes	1,554	1,503	5,206	5,002
Income tax expense	487	501	1,595	1,587
Net income	1,067	1,002	3,611	3,415
Less net income attributable to non-controlling interest	7	-	57	-
Net income attributable to HomeTown Bankshares Corporation	1,060	1,002	3,554	3,415
Effective dividends on preferred stock	210	210	840	840
Net income available to common stockholders	$850	$792	$2,714	$2,575
Basic earnings per common share	$0.25	$0.24	$0.82	$0.78
Diluted earnings per common share	$0.19	$0.18	$0.64	$0.62
Weighted average common shares outstanding	3,317,531	3,287,567	3,300,440	3,284,870
Diluted average common shares outstanding	5,536,662	5,527,567	5,535,180	5,524,870

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HomeTown Bankshares Corporation	Three	Three	Twelve	Twelve
Financial Highlights	Months	Months	Months	Months
In Thousands, Except Share and Per Share Data	Ended	Ended	Ended	Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)
PER SHARE INFORMATION
Book value per share, basic	$9.86	$9.10	$9.86	$9.10
Book value per share, diluted	$8.32	$7.82	$8.32	$7.82
Earnings per share, basic	$0.25	$0.24	$0.82	$0.78
Earnings per share, diluted	$0.19	$0.18	$0.64	$0.62

PROFITABILITY
Return on average assets	0.88%	0.94%	0.78%	0.82%
Return on average shareholders' equity	9.15%	9.28%	7.94%	8.20%
Net interest margin	3.77%	3.91%	3.79%	3.90%
Efficiency	68.93%	69.10%	70.48%	69.04%

BALANCE SHEET RATIOS
Total loans to deposits	91.94%	91.47%	91.94%	91.47%
Securities to total assets	11.49%	13.33%	11.49%	13.33%
Tier 1 leverage ratio BANK ONLY	10.8%	10.0%	10.8%	10.0%

ASSET QUALITY
Nonperforming assets to total assets	1.18%	1.92%	1.18%	1.92%
Nonperforming assets, including restructured loans, to total assets	2.52%	3.34%	2.52%	3.34%
Net charge-offs to average loans (annualized)	0.02%	(0.01)%	0.01%	0.12%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$426	$1,254	$426	$1,254
Other real estate owned	5,237	6,986	5,237	6,986
Total nonperforming assets, excluding performing restructured loans	5,663	8,240	5,663	8,240
Restructured loans, performing in accordance with their modified terms	6,398	6,052	6,398	6,052
Total nonperforming assets, including performing restructured loans	$12,061	$14,292	$12,061	$14,292

Allowance for loan losses: (in thousands)
Beginning balance	$3,313	$3,522	$3,332	$3,721
Provision for loan losses	-	(202)	-	-
Charge-offs	(18)	(18)	(80)	(464)
Recoveries	3	30	46	75
Ending balance	$3,298	$3,332	$3,298	$3,332

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